Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made and entered into effective as of the Effective Date (as defined in Section 10), by and between Gevo, Inc. a Delaware corporation (the “Company”), and Mike Willis, a Colorado resident (“Employee”).

RECITALS

A.    Employee was employed until the Termination Date (as defined below) on an at-will basis by the Company pursuant to the terms of that certain Employment Agreement, dated as of April 10, 2014, by and between the Company and Employee (the “Employment Agreement”).

B.    The purpose hereof (including the release set forth in Section 6) is to set forth the terms and conditions of Employee’s separation from employment with the Company and to settle with finality, compromise, dispose of, and release certain claims that Employee may have had or may now have against the Company or any of its respective affiliates, or any of their respective successors, assigns, or heirs (each of the foregoing, a “Protected Party”).

C.    Capitalized terms used but not otherwise defined herein will have the meanings given to such terms in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

1.    Termination. Employee has resigned from the Company, and Employee’s last day of employment with the Company will be January 5, 2018 or such other date as mutually agreed between Employee and the Company’s Chief Executive Officer (the “CEO”) (the “Termination Date”). Employee acknowledges that the Termination Date was the termination date of his employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through any Protected Party, other than as specified in Section 2. Employee further acknowledges and agrees that, effective as of the Termination Date, he resigned from all positions, offices, committee memberships, and fiduciary capacities with any Protected Party or held with any other entity at the direction or request of any Protected Party. Employee agrees to promptly execute and deliver such other documents as the Company will reasonably request to evidence such resignations. Lastly, Employee acknowledges and agrees that, after the Termination Date, he has not and will not represent himself as being a current employee, officer, or representative of any Protected Party for any purpose unless otherwise specifically authorized to represent himself as being a representative of a Protected Party by the CEO. On the Termination Date, in accordance with Company policy, the Company shall pay Employee all unpaid salary and unused time off accrued and earned as of the Termination Date.

2.    Severance Benefits. Assuming Employee executes this Agreement and does not revoke it within the Revocation Period and executes the release attached hereto as Exhibit A (the “Release Exhibit”), then, subject to Section 12, and in consideration for the general release in Section 5 and the Release Exhibit and other representations, warranties, covenants, and agreements contained herein, on the Effective Date, the Company will pay to Employee, in accordance with the Company’s payroll policies in effect on the Termination Date, an amount equal to $200,000 less applicable taxes and withholdings and on or after the Effective Date, the Company will provide Employee with an amount equal to one hundred percent (100%) of the cost for him to continue his Company health care coverage pursuant to COBRA through June 30, 2018 (collectively, the “Severance Benefits”).

3.    The Company and Employee may enter into a consulting agreement pursuant to which Employee shall provide certain advisory services to the Company, the terms of which shall be mutually agreed to by the CEO and the Employee.

4.    Acknowledgments. Employee acknowledges and agrees that, notwithstanding anything in this Agreement or the Employment Agreement to the contrary, (a) the Severance Benefits (i) are in full and final satisfaction and complete discharge of any and all liabilities and obligations of the Releasees (as defined in Section 5) to Employee, monetarily or with respect to compensation, incentive equity, employee benefits, or otherwise, including any and all obligations arising under the Employment Agreement (other than those specified in this Agreement), any alleged written or oral employment, equity, or other agreement, arrangement, or understanding between Employee and any Protected Party, or any policy, plan or procedure of any Protected Party (each, a “Policy”); and (ii) exceed any payment, benefit, or other thing of value to which Employee might otherwise be entitled under any Policy or any agreement between Employee and any Protected Party, including under the Employment Agreement and (b) the Company at all times reserves the right to provide any other payment in order to maximize the enforceability pursuant to a particular state’s laws of any covenants or obligations of Employee in this Agreement or the Employment Agreement. WITHOUT LIMITATION AS TO THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, EMPLOYEE SPECIFICALLY (i) WAIVES ANY AND ALL CLAIMS AGAINST THE RELEASEES AND RELEASES THE RELEASEES FROM ANY AND ALL CLAIMS RELATED TO BONUS AMOUNTS OR SEVERANCE AMOUNTS UNDER THE EMPLOYMENT AGREEMENT OR OTHERWISE; (ii) ACKNOWLEDGES AND AGREES THAT EMPLOYEE IS NOT ENTITLED TO SUCH AMOUNTS UNDER THE EMPLOYMENT AGREEMENT OR OTHERWISE; AND (iii) ACKNOWLEDGES AND AGREES THAT THE BENEFITS PROVIDED TO EMPLOYEE UNDER THIS AGREEMENT ARE IN LIEU OF AND IN EXCHANGE FOR ANY RIGHTS TO ANY SUCH AMOUNTS, AND EXCEED THE BENEFITS EMPLOYEE WOULD OTHERWISE BE ENTITLED TO UNDER THE EMPLOYMENT AGREEMENT OR OTHERWISE.

5.    Release. In exchange for the Severance Benefits and other valuable consideration, and except as necessary to enforce this Agreement, Employee, for himself and for his heirs, executors, administrators and assigns (referred to collectively as “Releasors”), forever releases and discharges each Protected Party, any of their respective past, present, or future employees, officers, directors, partners, managers, shareholders, members, agents, representatives, counsel, employee benefit plans (and their fiduciaries and administrators), and any successors and assigns of any of the foregoing (collectively, the “Releasees”), from any and all claims, demands, obligations, promises, controversies, damages, rights, actions, causes of action, fees and liabilities of any kind whatsoever, in law or in equity, whether known or unknown (including any arising out of, or relating to Employee’s employment with or service to any Protected Party, the terms and conditions of such employment or service, or the termination of such employment or service (including (i) any claim under the Age Discrimination in Employment Act, as amended (“ADEA”), or the Older Workers Benefit Protection Act which laws prohibit discrimination on account of age; (ii) any claim under Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination/retaliation on account of race, color, religion, sex, and national origin; (iii) any claim under the Americans with Disabilities Act or Sections 503 and 504 of the Rehabilitation Act of 1973, each as amended; (iv) any claim under the Employee Retirement Income Security Act of 1974, as amended; (v) any claim under the Family and Medical Leave Act; (vi) any claim or other action under the National Labor Relations Act, as amended; (vii) any claim under any state or local statute, rule, ordinance, or regulation; (viii) any claim under the False Claims Act; (ix) any other claim of discrimination, harassment or retaliation in employment (whether based on federal, state or local law, regulation, or decision); (x) any other claim (whether based on federal, state or local law, statutory or decisional) arising out of the terms and conditions of Employee’s employment with and termination from the Company or the other Releasees; (xi) any claims for compensation of any kind, including bonuses, commissions, equity-based compensation (including stock options, profits interests, incentive units, and other incentive equity), vacation pay, paid time off, family and medical leave pay, and expense reimbursements; (xii) any claims for back pay, front pay, wrongful discharge, whistleblowing, constructive discharge, promissory estoppel, detrimental reliance, negligence, defamation, emotional distress, compensatory damages, liquidated damages, punitive damages, damages for alleged personal injury, reinstatement, or equitable relief; (xiii) any claims under federal, state, or local occupational safety and health laws or regulations, all as amended; or (xiv) any claim for attorneys’ fees, costs, disbursements or the like) that Releasors ever had, now have or may have against any Releasee by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including, or arising out of facts and circumstances occurring up to and including, the date Employee signs this Agreement (each of the foregoing, a “Claim”). By virtue of the foregoing, Employee agrees that he has waived any damages and other relief available to his (including money damages, equitable relief and reinstatement) under the Claims waived in this Section 5. Employee acknowledges that Employee has been informed that Employee might have specific Claims under the ADEA. Employee specifically waives such Claims under the ADEA to the extent such Claims arose on or prior to the date this Agreement is executed by Employee.

6.    Pending Claims; Relief Waived. Employee represents and warrants that he has not commenced, maintained, prosecuted or participated in any action, arbitration, charge, complaint or proceeding of any kind that is presently pending in any court, or before any administrative or investigative body or agency (whether public, quasi-public, or private) (“Pending Claims”), against or involving any of the Releasees. If there are any such Pending Claims, Employee will immediately notify the Company of any such Pending Claim and will immediately take all actions necessary to cause such claims or actions to be withdrawn with prejudice. Employee acknowledges and agrees that by virtue of the foregoing, he has waived any relief available (including monetary damages, equitable relief and reinstatement) under any of the Claims waived in this Agreement. Therefore Employee agrees that he will not accept any award or settlement from any source or proceeding (including any proceeding brought by any other Person) with respect to any Claim waived in this Agreement, including any Pending Claims. Employee waives all rights that Employee may have based on any unknown and undiscovered facts. Notwithstanding anything to the contrary, this Agreement does not prevent Employee from filing a charge with the Equal Employment Opportunity Commission (but in such case Employee waives Employee’s right to any monetary recovery).

7.    No Admission. This Agreement is not intended, and will not be construed, as an admission of the Company or any other Releasee has violated any federal, state, local or foreign law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against Employee.

8.    ADEA Provisions. Employee acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has had an opportunity to consider the terms hereof for at least twenty-one (21) days; (c) is hereby advised by the Company in writing to consult with an attorney of his choice in connection with this Agreement; (d) fully understands the significance of all of the terms hereof and has discussed them with an attorney of his choice, or has had a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions hereof; (f) understands that he has seven (7) days in which to revoke this Agreement (as described in Section 9) after signing it; and (g) is signing this Agreement voluntarily and of his free will and agrees to abide by all the terms and conditions contained herein.

9.    Revocation / Effective Date. Employee may accept this Agreement by signing it and delivering it to Gevo, Inc., 345 Inverness Drive South, Bldg C, Ste 310, Englewood, CO 80112, Attention: Patrick R. Gruber, Email: pgruber@gevo.com, on or before the twenty-first (21st) day after he receives this Agreement. After signing this Agreement, Employee will have seven (7) days (the “Revocation Period”) to revoke his decision by indicating his desire to do so in writing delivered to the Company at the above address by no later than the last day of the Revocation Period. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event (a) Employee does not accept this Agreement as set forth above or (b) Employee revokes this Agreement during the Revocation Period, then this Agreement, including the obligation of the Company to provide the Severance Benefits, will be deemed automatically null and void.

10.    Post-Employment Release of Claims by Employee. As consideration for the payments and benefits Employee receives under this Agreement, Employee also agrees to execute the Release Exhibit attached hereto as Exhibit A on (and not before) the Termination Date. Notwithstanding any other terms of this Agreement, the Company will have no obligation to make any payment to or provide any benefit to or for the benefit of Employee: (i) unless and until Employee executes this Agreement and the revocation period described in Section 9 expires; (ii) unless and until Employee executes Exhibit A to this Agreement on the Termination Date and the revocation period described therein expires; and (iii) unless Employee is in full compliance with the terms of this Agreement. If Employee fails to execute and return Exhibit A to the Company, or revokes the same, Employee forfeits Employee’s right to all payments and benefits provided in this Agreement. If Employee does not revoke the Release Exhibit during the revocation period set forth therein, the effective date of this Agreement will be the later of the eighth (8th) day after Employee signs the Release Exhibit or the day after the last day of the revocation period set forth in the Release Exhibit (the “Effective Date”).

11.    Return of Property. Employee represents and agrees that, within three (3) days of the Termination Date, Employee will deliver to the Company (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all Company property or property belonging to the Releasees, including, but not limited to, any and all Confidential Information (as defined by the Employment Agreement), and any and all devices, equipment, documents and information (whether stored in hard copy or electronic format), keys, and credit cards, and any reproductions of any of the foregoing items, whether obtained or developed by Employee pursuant to Employee’s employment with the Company or otherwise belonging to the Company, unless otherwise specifically authorized by the CEO. Employee further agrees to conduct a diligent search of all of the electronic documents and information, electronic devices (including, without limitation, computers, hard drives, flash drives, and mobile devices), remote and virtual storage and file systems, emails and email accounts, voicemails, text messages, instant messaging conversations and systems, and any other devices, facilities, systems, accounts, or media that has electronic data storage or saving capabilities, in Employee’s possession, custody, or control, for any copies or iterations of Confidential Information, and to immediately delete the same.

12.    Return of Payments. Employee acknowledges, understands, and agrees that the purpose of this Agreement is to assure the Releasees that, in return for the payments made pursuant to this Agreement, the Releasees will not be put to the expense and inconvenience of defending any claim, charge, or lawsuit that has been released by Employee in this Agreement. Therefore, Employee agrees that in the event Employee files a claim against any of the Releasees that has been released and discharged in this Agreement, the Company has the right to terminate any remaining or outstanding portion(s) of the Severance Benefits and Employee will forfeit Employee’s rights to the same, and the Company shall have the right to recoup any portion(s) of the Severance Benefits already paid or provided to Employee, or the value thereof. Employee further agrees that, in the event of Employee’s breach of the Continuing Obligations set forth in Section 6 above (including its incorporated provisions), the Company will be entitled to terminate any remaining or outstanding portion(s) of the Severance Benefits and Employee will forfeit Employee’s rights to the same, and the Company shall have the right to recoup any portion(s) of the Severance Benefits already paid or provided to Employee, or the value thereof. Notwithstanding anything to the contrary, Employee shall not be subject to forfeiture of the Severance Benefits for challenges to the validity of the release of claims under the ADEA or OWBPA, and nothing in this Agreement shall prohibit Employee from challenging the validity of the release of claims under the ADEA or OWBPA, or is intended to impose any condition precedent, any penalty, or any other limitation adversely affecting the right of Employee to challenge validity of the release of claims under the ADEA or OWBPA.

13.    Entire Agreement Amendment; Waivers. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all agreements, understandings, discussions (including the Employment Agreement), whether written or oral, between Employee and any Protected Party, with respect to the subject matter hereof. No party has relied upon any other communication or representation whatsoever in entering into this Agreement. This Agreement may be amended or modified only by a writing executed by the parties to this Agreement. None of the terms of this Agreement will be deemed to be waived or amended by either party unless such a waiver or amendment specifically references this Agreement and is in writing signed by an authorized representative of the party to be bound. Any such signed waiver will be effective only in the specific instance and for the specific purpose for which it was made or given.

14.    Miscellaneous. All representations, warranties, covenants, and agreements of the Company and Employee contained in or made pursuant to this Agreement will survive the execution and delivery hereof. The terms and provisions of Sections 8-11 of the Employment Agreement are incorporated herein by reference as if set forth herein in their entirety and will apply mutatis mutandis hereto.

15.    Non-Disparagement. Employee shall not criticize, denigrate or otherwise disparage the Company or any Releasee. The Company and Releasees shall not criticize, denigrate or otherwise disparage Employee.

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EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS ENTIRE AGREEMENT CAREFULLY, AS THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS (AS ALLOWED BY LAW) WHICH EMPLOYEE MAY HAVE AGAINST RELEASEES, INCLUDING CLAIMS PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the dates set forth below.

COMPANY:

GEVO, INC.

By:	/s/ Patrick Gruber
Name: Patrick Gruber
Title: Chief Executive Officer

Date: January 2, 2018

EMPLOYEE:

/s/ Mike Willis
Mike Willis

Date: January 2, 2018

EXHIBIT A

RELEASE

This Release (“Release”) is made by Mike Willis (“Employee”) in favor of Gevo, Inc. (“the Company”) and the Releasees (as defined below). Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Separation Agreement (the “Agreement”) between the parties.

By this Release, Employee intends to release and settle any and all claims that Employee may have against the Company and other Releasees, including any claims related to the hiring of Employee, Employee’s employment, Employee’s compensation while employed, the termination of Employee’s employment, and any and all claims that Employee may have against the Company as a result of any act, occurrence, decision, event or omission occurring at any time prior to the signing of this Release. Employee hereby agrees as follows:

1.    General Release. In exchange for the good and valuable consideration set forth in the Agreement, the sufficiency of which is hereby acknowledged, Employee, for himself and for his heirs, executors, administrators and assigns (referred to collectively as “Releasors”), forever releases and discharges each Protected Party, any of their respective past, present, or future employees, officers, directors, partners, managers, shareholders, members, agents, representatives, counsel, employee benefit plans (and their fiduciaries and administrators), and any successors and assigns of any of the foregoing (collectively, the “Releasees”), from any and all claims, demands, obligations, promises, controversies, damages, rights, actions, causes of action, fees and liabilities of any kind whatsoever, in law or in equity, whether known or unknown (including any arising out of, or relating to Employee’s employment with or service to any Protected Party, the terms and conditions of such employment or service, or the termination of such employment or service (including (i) any claim under the Age Discrimination in Employment Act, as amended (“ADEA”), or the Older Workers Benefit Protection Act which laws prohibit discrimination on account of age; (ii) any claim under Title VII of the Civil Rights Act of 1964, as amended, which, among other things, prohibits discrimination/retaliation on account of race, color, religion, sex, and national origin; (iii) any claim under the Americans with Disabilities Act or Sections 503 and 504 of the Rehabilitation Act of 1973, each as amended; (iv) any claim under the Employee Retirement Income Security Act of 1974, as amended; (v) any claim under the Family and Medical Leave Act; (vi) any claim or other action under the National Labor Relations Act, as amended; (vii) any claim under any state or local statute, rule, ordinance, or regulation; (viii) any claim under the False Claims Act; (ix) any other claim of discrimination, harassment or retaliation in employment (whether based on federal, state or local law, regulation, or decision); (x) any other claim (whether based on federal, state or local law, statutory or decisional) arising out of the terms and conditions of Employee’s employment with and termination from the Company or the other Releasees; (xi) any claims for compensation of any kind, including bonuses, commissions, equity-based compensation (including stock options, profits interests, incentive units, and other incentive equity), vacation pay, paid time off, family and medical leave pay, and expense reimbursements; (xii) any claims for back pay, front pay, wrongful discharge, whistleblowing, constructive discharge, promissory estoppel, detrimental reliance, negligence, defamation, emotional distress, compensatory damages, liquidated damages, punitive damages, damages for alleged personal injury, reinstatement, or equitable relief; (xiii) any claims under federal, state, or local occupational safety and health laws or regulations, all as amended; or (xiv) any claim for attorneys’ fees, costs, disbursements or the like) that Releasors ever had, now have or may have against any Releasee by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including, or arising out of facts and circumstances occurring up to and including, the date Employee signs this Release (each of the foregoing, a “Claim”). By virtue of the foregoing, Employee agrees that he has waived any damages and other relief available to his (including money damages, equitable relief and reinstatement) under the Claims waived in this Section. Employee acknowledges that Employee has been informed that Employee might have specific Claims under the ADEA. Employee specifically waives such Claims under the ADEA to the extent such Claims arose on or prior to the date this Release is executed by Employee.

2.    ADEA Provisions and Effective Date. Employee acknowledges that he: (a) has carefully read this Release in its entirety; (b) has had an opportunity to consider the terms hereof for at least twenty-one (21) days; (c) is hereby advised by the Company in writing to consult with an attorney of his choice in connection with this Release; (d) fully understands the significance of all of the terms hereof and has discussed them with an attorney of his choice, or has had a reasonable opportunity to do so; (e) has had answered to his satisfaction any questions he has asked with regard to the meaning and significance of any of the provisions hereof; (f) understands that he has seven (7) days in which to revoke this Release (as described below) after signing it; and (g) is signing this Release voluntarily and of his free will and agrees to abide by all the terms and conditions contained herein. Employee may accept this Release by signing it and delivering it to Gevo, Inc., 345 Inverness Drive South, Bldg C, Ste 310, Englewood, CO 80112, Attention: Patrick R. Gruber, Email: pgruber@gevo.com, on or before the twenty-first (21st) day after he receives this Release. After signing this Release, Employee will have seven (7) days (the “Revocation Period”) to revoke his decision by indicating his desire to do so in writing delivered to the Company at the above address by no later than the last day of the Revocation Period. If the last day of the Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Revocation Period will be deemed to be the next business day. In the event (a) Employee does not accept this Release as set forth above or (b) Employee revokes this Release during the Revocation Period, then this Release, including the obligation of the Company to provide the Severance Benefits, will be deemed automatically null and void.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ THIS ENTIRE RELEASE CAREFULLY, AS THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS (AS ALLOWED BY LAW) WHICH EMPLOYEE MAY HAVE AGAINST RELEASEES, INCLUDING CLAIMS PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

IN WITNESS WHEREOF, Employee has executed this Release on the date signed by Employee below.

EMPLOYEE:

/s/ Mike Willis
Mike Willis
Dated: January 2, 2018